Exhibit 99.01



For Immediate Release


                    SENTO INITIATES SHARE REPURCHASE PROGRAM
                    FOR UP TO 10% OF OUTSTANDING COMMON STOCK


AMERICAN FORK, Utah, February 28, 2005 - Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, announced today that its Board of Directors has authorized the Company to initiate a share repurchase program for up to 10% of its common stock over the next year. There were 3.8 million shares of common stock outstanding at December 31, 2004. The specific timing and amount of repurchases will vary based on market conditions, securities law limitations and other factors. The shares will be purchased from time to time in the open market using the Company's cash resources, and the program may be suspended or discontinued at any time without prior notice.

Patrick F. O'Neal, President and CEO of Sento, commented, "We are convinced that our stock price represents significant value at its current level and does not accurately reflect the tangible progress this Company has made. We have achieved strong revenue growth year to date. We have expanded our geographic reach through our Xtrasource acquisition, which is increasingly reflecting its substantial potential. We have started to execute our strategic program to capitalize on our right channeling advantages. And, we have a strong balance sheet, with a sizeable cash position and low debt. Accordingly, we believe this share repurchase is a prudent investment and in the best interests of our shareholders."


SENTO PROFILE

Sento Corporation (www.sento.com) is a right-channeling solutions leader, delivering a successful customer service and technical support experience through multi-channel interactions, contact center management expertise and professional services focused on business process management. Through Sento's Customer Choice Platformtm, an integrated suite of multi-channel CRM technologies, customers are given a choice of self-service and assisted-service options - via web, e-mail, chat, and phone - for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides multi-channel support in 18 languages.

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FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652- 3884 or laurie@shareholder-relations.net